EXHIBIT 16.1

Kempisty & Company
Certified Public Accountants, P.C.
15 Maiden Lane Suite 1003
New York, NY 10038

March 19, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4(a) of Form 8-K dated March 19, 2007 of China Properties Developments, Inc.  and are in agreement with the statements contained therein except as follows:

(1)   We have no basis to agree or disagree with the statements of the Registrant contained in Item 4 (b).

Sincerely,

/s/ Kempisty & Company, CPA’s, P.C.
Kempisty & Company, CPA’s, P.C.